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                                                                January 14, 1999


Fullcomm, Inc.
Brendan G. Elliot
President
11 Chambers Street
Princeton, NJ 08542


Re:     Memorandum of Understanding: Placement Agent and Financial
        Advisory Engagement
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Board of Directors

Gentlemen:

We are pleased to submit the following proposal whereby R.K. Grace & Company agrees to act as placement agent and financial advisor ("Agent/Advisor") to Fullcomm, Inc. ("Fullcomm" or the "Company"), for purposes of this Agreement, Fullcomm shall be deemed to include all affiliates of the Company. As Agent/Advisor, R.K. Grace & Company will provide strategic and financial advisory services including arranging debt and/or equity capital for the Company. The services described herein shall be collectively referred to as the "Engagement".

1.      Fullcommm Objectives

It is our understanding that Fullcomm's objectives with respect to its future strategic development include the following:

(i)     to have Agent/Advisor review the final offering memorandum.

(ii) to offer and sell up to USD $3 million or such other amount as agreed upon, in a private placement (the "financing") of common stock of the Company, $.01 par value (the "securities"). Such private placement shall be pursuant to an exemption from registration under all applicable federal and state securities laws and regulations, including, but not limited to, Rule 506 promulgated under Regulation D of the Securities Act of 1933, and such private placement shall only be made to accredited investors defined under Rule 501(a) thereunder.

(iii) to file a registration statement within the next eighteen months to do an initial public offering of securities.

(iv) to establish relationships with investors to purchase the Securities, and/or a strategic partner whose investment goals, objectives, operating philosophy, strategic direction or business are consistent with those of Fullcomm.
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2. General Services to be provided by the Agent/Advisor

        The Agent/Advisor shall provide various financial advisory and investment banking services, as reasonably requested by Fullcomm including:

(i)     anticipate future funding requirements;

(ii) advising Fullcomm of the reasonableness of its business, operating forecasts and projections to be used to solicit prospective Investors;

(iii) helping Fullcomm develop and evaluate financial and strategic alternatives with respect to the Financing and subsequent capitalization;

(iv) assisting Fullcomm as needed to negotiate various contracts, financial transactions, and other agreements in connection with strategic alliances and acquisitions;

(v) providing such other financial advisory services as reasonably requested by Fullcomm from time to time in connection with its investment banking needs including corporate finance services and merger and acquisition advice.

3. Compensation with respect to the Financing:

(i) A cash fee equal to ten percent (10%) of the Gross Proceeds of money raised, this fee refers to the overall fee payable to an underwriting group which will include the lead underwriter together with any members of the selling group.

(ii) A number of common stock purchase warrants (the "Placement Agents Warrants") equal to 10% of the shares sold in the Financing. The warrants shall be exercisable for a period of seven years from the initial closing date of the Financing. The exercise price of the Placement Agent Warrants shall be 110% of the offering price of the common stock. In the event that other than common stock is sold, the Company and the Placement Agent will mutually agree on an exercise price prior to the offering of such securities.

(iii) The Agent/Advisor shall be entitled to certain piggyback and demand registration rights with respect to such common shares underlying the Placement Agent Warrants. Such piggyback registration rights shall be as follows: (a) from the date hereof until one year from the date of the last closing of the Financing; such demand registration rights shall be as follows: (b) from one year from the date of the last closing of the Financing until two years from the date of the last closing of the Financing.

(iv) A 2% non-accountable expense allowance payable in cash, based on the Gross Proceeds of money raised in the Financing.

(v) Fullcomm will be responsible for the cost of printing expenses for the Financing memorandum, travel and related expenses. All such non-incidental expenses will be pre-approved by Fullcomm.

4. Merger & Acquisition Services:

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R.K. Grace & Company will advise Fullcomm with respect to the merger and/or acquisitions of other companies and/or the potential merger or acquisition of Fullcomm (including the possible merger of Fullcomm and Contessa Corp.), R.K. Grace & Company will receive a fee based on the aggregate purchase price or value of the entity being acquired or merged with as follows: 5% of the first ten million, 4% of the second ten million, 3% thereafter of the aggregate purchase price for the company being acquired/merged. Such fee will be payable (in cash or stock at the discretion of the Agent/Advisor) upon completion of the merger or acquisition completed during the term of this agreement.

5.   Board Seat

R.K. Grace & Company will have the right to designate one person to sit on the parent company's (Contessa Corp.) Board of Directors for a period of two years from the closing of the private placement. The Board will be no more than five members, including R.K. Grace & Company's designee.

6.   Information

Fullcomm will furnish the Agent/Advisor with such information ("Information") as such Agent/Advisor believes appropriate to the Engagement during the period of this Engagement, including any extended period. Fullcomm recognizes and confirms that the Agent/Advisor:

(i) will use and rely primarily on the Information and on publicly available information in performing the services contemplated by the Engagement without having independently verified same;

(ii) does not assume responsibility for the accuracy or completeness of the Information and such other information;

(iii)   will not make an appraisal of any assets of the Company.

To the best of Fullcomm's knowledge, the information to be furnished by Fullcomm will be true and correct in all material respects and will contain all material facts necessary to make the statements contained therein not misleading. Fullcomm will promptly notify each Agent of its knowledge of any material inaccuracy, change in facts, or misstatement in or material omission from, any Information theretofore delivered to each such agent.

7.   Confidentiality

        The Agent/Advisor agrees to keep confidential, and not to disclose to any third parties without discussion with Fullcomm, the Information. With respect to confidentiality, the Information shall be understood not to include:

(i)     publicly available information;

(ii) information received from third parties who are not officers, employees or agents of the Company;

(iii) information required to be disclosed by applicable law, regulation, certified public accountant or court proceeding.

8.   Authority, Modification, Governing Law
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        Fullcomm represents and warrants to the Agent/Advisor that it is authorized to enter into this Engagement and to consummate the Financing. This Engagement and the Agent/Advisor Indemnification Agreement and any other letter attached hereto and made a part hereof, contain the entire agreement between the parties hereto and may only be modified in writing by the parties hereto. This agreement shall be interpreted and governed by the laws of the State of Florida.

9.      Escrow

        The Agent/Advisor and the Company hereto agree that any proceeds raised in the Financing shall be held in escrow by a mutually agreed upon FDIC insured Bank, in a non-interest bearing escrow account pending each closing of the Financing. In the event such Financing is not consummated then such proceeds held in Escrow will be returned to such investors. Such proceeds held in Escrow will require written instructions from both the Agent/Advisor and the Company prior to disbursement.

10.     Term

        This Agreement will be in effect for a one year period from the date of signing.

11.     Indemnification

        Fullcomm and Agent/Advisor will indemnify each other as follows:

(i) The Company agrees to indemnify and defend the Agent/Advisor and each person, if any, who controls the placement agent within the meaning of Section 15 of the Securities Act free and harmless from and against any and all loses, claims, damages, liabilities and expenses, joint or several (including reasonable legal or other expenses) incurred by Agent/Advisor and controlling person in connection with defending any claims or liabilities, whether or not resulting in any liability to the Agent/Advisor or to any controlling person which the Agent/Advisor and controlling person mat incur under the Securities Act or at common law or otherwise, but only to the extent that the losses, claims, damages, liabilities and expenses shall arise out of or be based upon any untrue statement, omission of material fact or alleged untrue statement of a material fact contained in any of the offering documents.

(ii) The Agent/Advisor agrees to indemnify and defend Fullcomm from and against any and all loses, claims, damages, liabilities and expenses in defending any claims or liabilities, but only to the extent that the losses, claims, damages, liabilities and expenses shall arise out of or be based upon any untrue statement or other acts of negligence in any documents placed in writing with respect to the offering by the Agent/Advisor.

(iii) The indemnity provisions contained in this section 10 shall survive the any offering and shall inure to the benefit of the successors of any person who controls the Agent/Advisor within the meaning of Section 15 of the Securities Act, and shall be valid irrespective of any investigation made for on behalf of the Agent/Advisor.

12.     Assignment

        The Company and the Representative agree in principle to the contents hereof and plan to proceed on the terms set forth herein and in good faith to finalize the offering. The agreement shall be binding upon and inure to the benefit of the parties hereto and may not assigned by any party hereto.
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        Should the Representative fail to raise any funds within ninety days from the signing of this Agreement, the Company will have the option to pursue any other venues for raising capital.

        We look forward to working with you on the Engagement. If the above agrees with your general understanding and intentions, please sign the enclosed copy of this agreement.


                                Sincerely,

                                R.K. Grace & Company

                                By    :  /s/ John D. Kaweske
                                        --------------------

                                Name  : John D. Kaweske
                                Title : Chief Executive Officer


Accepted and agreed to
as of the date first Above written

Fullcomm, Inc.

By    : /s/ Brendan G. Elliott
        ---------------------
Name  : Brendan G. Elliott
Title : President